Confidential and Proprietary Information of Radiant Systems, Inc.
NCR/Radiant Systems
Announcement
Exhibit 99.9
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Important Information about the Tender Offer
The tender offer described herein has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, NCR will cause Purchaser to file a tender offer statement on Schedule TO with the SEC.
Investors and Radiant Systems shareholders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by
Radiant Systems with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov. A copy of the tender offer statement and the solicitation/recommendation statement will be made available free of charge to all shareholders of Radiant Systems, Inc. at www.radiantsystems.com or by contacting Radiant Systems, Inc. at 3925 Brookside Parkway,
Alpharetta, Georgia 30022, Attn: Investor Relations Director, (770) 576-6000.

What is being announced?
• NCR, the worlds leading self-service technology provider in the financial, retail and travel industry is acquiring Radiant for $1.2B, or $28/share
• Radiant will remain intact as a fully functional business
within NCR
• Andy Heyman will lead the Radiant segment reporting to
NCR’s CEO Bill Nuti.  Radiant’s business unit leadership
will remain in place reporting to Andy

Why NCR and Radiant? page 3

Why NCR and Radiant?
Accelerating Growth
For our business, our people, our customers and partners
• Radiant allows NCR to expand into the retail and hospitality industries leveraging our comprehensive, industry focused
suite of solutions and expertise
• NCR allows Radiant to expand our business in the US and
internationally leveraging their strong brand and global
footprint

Who is NCR?

Business
Global technology company providing assisted and self-
service solutions & support to the retail, financial, travel, healthcare, hospitality, entertainment and gaming industries
2010 Revenue
$4.8B
Employees
Approx 21,500
Products
Assisted and self-service solutions and support
Headquarters
Atlanta, GA
Global
Presence
Over 180 sales and support facilities worldwide
History
Founded in 1884

NCR History

NCR Today
Leading how the world connects,
interacts and transacts with
business.
vision
Provide our customers with the next
generation of productivity gains and
customer experience innovation
through our deep knowledge of the
changing global consumer and
technology.
mission

#1 in banking ATMs for 23 consecutive years
#1 in retail self-checkout for 7 consecutive years
#1 in U.S. hospital patient self-check in for 3 consecutive years
#1 supplier of multivendor ATM middleware applications
#1 in retail Services hardware maintenance globally
#2 in retail point-of-sale
#2 DVD kiosk operator in the U.S.
Five of the top six U.S. airlines use NCR self-check-in
NCR currently holds 2,300 patents globally

Leading how the world connects,
interacts and transacts with business

Core Values
NCR’s “shared values” are very much aligned
with Radiant core values

Teams of Winners
Respect and Honor
Customers for Life
Ideas to Action
Integrity
Respect & Teamwork
Customer Dedication
Performance and
Innovation
NCR “Shared” Values Radiant Core Values

Radiant Locations page 10 Headquarters Regional Office Dallas Prague Singapore Los Angeles Memphis Salzburg Shanghai Melbourne Melbourne Atlanta London Adelaide Adelaide

NCR Key Offices page 11

Radiant and NCR Expanded Global Footprint page 12

Innovative Solutions

Radiant & NCR Customers page 14

Additional NCR Global Customers PAGE 15

Confidential and Proprietary Information of Radiant Systems, Inc. Questions We’ll get you started * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

What Does This Mean To Me? Will there be layoffs as a result of this merger? 17

What Does This Mean To Me? Will my compensation and benefits change? 18

What Does This Mean To Me? Will my day-to-day responsibilities change? 19

What Does This Mean To Me? Will our office locations change? 20

What Does This Mean To Me? Will the Radiant brand go away? 21

What Does This Mean To Me? Will we still sell Radiant hardware? 22

What Does This Mean To Me? When is the merger effective? 23

What Does This Mean To Me? What other questions do you have? 24

What should you do now?
• Celebrate our success and prepare for even more
in the years to come!
• Continue to focus on serving our customers
• Don’t make assumptions – address questions with
your  manager or another member of the
leadership team
25

Thank You! page 26